UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 18, 2006

MedAire, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	C025328-02	86-0528631
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

80 E. Rio Salado Parkway, Suite 610, Tempe, Arizona		85281
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	480-333-3764

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

The disclosure under Item 5.02 of this report is incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The Company has appointed Mr. Roger D. Sandeen ("Mr. Sandeen"), age 60, to succeed Ms. Hanson as Chief Financial Officer of the Company effective July 24, 2006.

Mr. Sandeen most recently served as Vice-President, Chief Accounting Officer, and Chief Information Officer for Giant Industries ("Giant") from 2003 to 2005. Prior to his service at Giant Mr. Sandeen was employed with Venerable Group, a Minnesota company, as their Senior Vice-President, Chief Financial Officer, and Chief Information Officer from 2001 to 2003. Mr. Sandeen received his BS degree in business administration from Midland Lutheran College.

Mr. Sandeen has no family relationships with any other director or executive officer of the Company. There is no arrangement or understanding between Mr. Sandeen and any other person pursuant to which Mr. Sandeen was appointed as Chief Financial Officer of the Company. There are no transactions in which Mr. Sandeen has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Mr. Sandeen has accepted the Company's offer of employment on the terms described below, and on July 18, 2006, the Company determined that all conditions to that offer were met. The Company will execute Mr. Sandeen's employment agreement on or before Mr. Sandeen's start date, scheduled for July 24, 2006. The terms of Mr. Sandeen's employment provide generally that Mr. Sandeen will act as Chief Financial Officer of the Company. Mr. Sandeen will be paid an annual base salary of $175,006, and may elect to participate in the Company's benefit plans, including medical, dental and vision insurance, life insurance, long term disability insurance and the 401(k) plan. The term of the Sandeen employment agreement runs through January 1, 2007 and is renewed automatically for additional one year periods, unless either party serves written notice of an intent not to renew at least three months before the end of the initial or any renewal term. The Sandeen employment agreement may not be terminated without cause (as defined in the Sandeen employment agreement), but the Company can elect, at any time, to place Mr. Sandeen on garden leave for nine months with full pay and benefits. Mr. Sandeen and the Company will also be parties to the Company's standard confidentiality and non-solicitation agreement, whereby Mr. Sandeen will agree not to disclose any confidential information during the term of his employment or thereafter and not to solicit business from MedAire clients or hire MedAire employees or clients during the course of his employment and for a period of 2 years thereafter, and the Company's standard form indemnification agreement described in the Company's Amendment No. 4 to Form 10 filed with the commission on March 20, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MedAire, Inc.

July 20, 2006	By:	James A. Williams

Name: James A. Williams
Title: Chief Executive Officer